Exhibit 99.2

Signature of Reporting Persons:

This statement on Form 4 is filed by William Blair Capital Partners VII QP, L.P., William Blair Capital Partners VII, L.P., William Blair Capital Management VII, L.P. and William Blair Capital Management VII, L.L.C. The principal business address of each of the reporting entities is 303 West Madison Street, Suite 2500, Chicago, IL 60606. The reporting entities disclaim beneficial ownership of the securities listed herein except to the extent of their pecuniary interest therein.

William Blair Capital Partners VII QP, L.P.

By:	William Blair Capital Management VII, L.P.
Its General Partner

By:	William Blair Capital Management VII, L.L.C.
Its General Partner

	By:	/s/ Arda M. Minocherhomjee
Arda M. Minocherhomjee, Ph.D.
Managing Director

William Blair Capital Partners VII, L.P.

By:	William Blair Capital Management VII, L.P.
Its General Partner

By:	William Blair Capital Management VII, L.L.C.
Its General Partner

	By:	/s/ Arda M. Minocherhomjee
Arda M. Minocherhomjee, Ph.D.
Managing Director

William Blair Capital Management VII, L.P.

By:	William Blair Capital Management VII, L.L.C.
Its General Partner

By:	/s/ Arda M. Minocherhomjee
Arda M. Minocherhomjee, Ph.D.
Managing Director

William Blair Capital Management VII, L.L.C.

By:	/s/ Arda M. Minocherhomjee
Arda M. Minocherhomjee, Ph.D.
Managing Director